Exhibit 99.1

MESABI TRUST PRESS RELEASE

January 14, 2025 @ 04:05 PM Eastern Daylight Time

NEW YORK--(BUSINESS WIRE)

Announcement of Mesabi Trust Distribution

The Trustees of Mesabi Trust (NYSE:MSB) declared a distribution of five dollars ninety-five cents ($5.95) per Unit of Beneficial Interest payable on February 20, 2025 to Mesabi Trust Unitholders of record at the close of business on January 30, 2025. This compares to a thirty-seven cents ($0.37) per Unit distribution declared and paid for the same period last year.

The Trustees’ announcement today of a five dollars ninety-five cents ($5.95) per Unit distribution, which is a substantial increase compared to the thirty-seven cents ($0.37) per Unit distribution announced by the Trust at the same time last year, primarily reflects the Trust’s non-recurring revenue from net proceeds of the American Arbitration Association (“AAA”) tribunal’s final award in favor of the Trust dated September 6, 2024 in the amount of $71,185,029, which Northshore Mining Company (“Northshore”) and Cleveland-Cliffs Inc. (“Cliffs”), the parent company of Northshore, paid to the Trust on October 4, 2024. That payment satisfied the AAA panel’s unanimous award of damages (including pre-award interest) for underpayment of royalties due to the Trust in 2020, 2021 and the first four months of 2022.

The Trustees’ distribution announced today also reflects, in part, the Trust’s receipt of total royalty payments of $7,355,929 on October 30, 2024 from Cliffs, which was higher than the total royalty payments of $5,666,254 received by the Trust from Cliffs in October 2023, all of which was previously reported.

The Trustees have received no specific updates on Cliffs’ plans for the current year concerning Northshore iron ore operations. The Trustees’ distribution announcement today also takes into account numerous other factors, including uncertainties resulting from Cliffs’ prior announcements to increase the use of scrap iron in its vertical supply chain planning, the potential volatility in the iron ore and steel industries generally, national and global economic uncertainties, and further potential disturbances from global unrest.

Quarterly royalty payments from Cliffs and Northshore for iron ore production and shipments during the fourth calendar quarter of 2024, which are payable to Mesabi Trust under the Royalty Agreement, are due January 30, 2025, together with the quarterly royalty report. After receiving the quarterly royalty report, Mesabi Trust plans to file a summary of the quarterly royalty report with the Securities and Exchange Commission in a Current Report on Form 8-K.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to Northshore operations in 2025 and other matters, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended. Cliffs’ actual utilization of the Northshore operations could differ materially from current expectations due to inherent risks and uncertainties such as general adverse business and industry economic trends, uncertainties arising from war, terrorist events, recession, higher or lower customer demand for steel and iron ore, decisions by mine operators regarding curtailments or idling of production lines or entire plants, announcements and implementation of trade tariffs, environmental compliance uncertainties, difficulties in obtaining and renewing necessary operating permits, higher imports of steel and iron ore substitutes, processing difficulties, consolidation and restructuring in the domestic steel market, and other factors. Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially. Additional information concerning these and other risks and uncertainties is contained in the Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2024, and its Quarterly Report on Form 10-Q for the quarter ended July 31, 2024. Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

Contact:

Mesabi Trust SHR Unit
Deutsche Bank Trust Company Americas
904-271-2520